UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2022

Whole Earth Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38880	38-4101973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 S. Wacker Drive

Suite 1250
Chicago, IL 60606

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 840-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FREE	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one share of common stock	FREEW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Director

On August 25, 2022, the Board appointed Michael Franklin to serve as a member of the Board. Mr. Franklin has not been appointed to any committees of the Board.

Mr. Franklin is currently a Partner at Mariposa Capital LLC (“Mariposa”), a Miami-based family investment firm focused on long-term value creation across various industries, including CPG. In his role at Mariposa, Mr. Franklin actively supports operational improvements and M&A execution. Michael serves as a board member of Royal Oak Enterprises LLC and Curio Brands Holdings LLC. Prior to joining Mariposa, Mr. Franklin served as a private investor at Viking Global Investors LP. He started his career in investment banking at Centerview Partners LLC. Mr. Franklin holds a Bachelor of Science degree in Economics from the University of Pennsylvania’s Wharton School of Business.

Mr. Franklin is the son of Sir Martin E. Franklin. Sir Martin E. Franklin is the trustee, settlor and sole beneficiary of the Martin E. Franklin Revocable Trust (the “Franklin Trust”) and the manager of Sababa Holdings FREE LLC (“Sababa”). The Franklin Trust is the sole member of Sababa. As disclosed in that Schedule 13G/A filed with the Securities and Exchange Commission (“SEC”) on May 18, 2022 and that Form 3 filed by Sababa with the SEC on May 27, 2022, Sababa is the owner of 5,766,300 shares of the common stock, par value $0.0001 per share, of the Company (the “Franklin Shares”) (which shares represent 13.76% of the outstanding common stock of the Company). Sir Martin E. Franklin has the sole voting and disposition power with respect to the Franklin Shares. Sir Martin E Franklin does not control or influence Mr. Franklin and Sir Martin E Franklin is not controlled or influenced by Mr. Franklin. Mr. Franklin holds a profits interest in Sababa. Mr. Franklin disclaims beneficial ownership of the Franklin Shares.

There are no arrangements or understandings between Mr. Franklin and any other person, in each case, pursuant to which Mr. Franklin was appointed to serve on the Board. There are no family relationships between Mr. Franklin and any other director or executive officer of the Company and there have been no transactions between Mr. Franklin and the Company in the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Franklin will receive the standard compensation available to the Company’s current non-employee directors, which is discussed in the Company’s Proxy Statement filed with the SEC on April 26, 2022. In accordance with the Company’s customary practice, the Company will enter into its standard form of indemnification agreement with Mr. Franklin, which agreement was previously filed as Exhibit 10.11 to the Form S-4/A filed by Act II Global Acquisition Corp. (the Company’s predecessor) filed with the SEC on April 10, 2020.

A copy of the press release announcing Mr. Franklin’s appointment is furnished herewith as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated August 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Whole Earth Brands, Inc.

Date: August 31, 2022	By:	/s/ Ira W. Schlussel
Ira W. Schlussel
Vice-President and Chief Legal Officer